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                                                                  Exhibit (j)(1)





                         CONSENT OF INDEPENDENT AUDITORS





The Board of Trustees and Shareholders
American Independence Funds Trust:


We consent to the use of our reports dated December 19, 2002 for the financial statements of NestEgg Fund 2010, NestEgg Fund 2020, NestEgg Fund 2030, NestEgg Fund 2040 and NestEgg Capital Preservation Fund, series of American Independence Funds Trust, as of October 31, 2002, and for each of the years or periods presented therein, incorporated by reference in Post-Effective Amendment No. 26, to Registration Statement on Form N-1A under the Securities Act of 1933. We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "INDEPENDENT AUDITORS" and "FINANCIAL STATEMENTS" in the statement of additional information.





/s/ KPMG LLP
Boston, MA
January 28, 2003